UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2010
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
in Company)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of Hudson City Bancorp, Inc. (the “Company”) was held on April 21, 2010. As of the record date, there were a total of 526,871,902 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 438,347,036 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal is noted below.
Proposal 1 — Election of Directors
The following two directors were nominated to serve for three-year terms expiring at the annual meeting of shareholders to be held in 2013, or when their successors are otherwise duly elected and qualified. The two directors having received the requisite vote of a majority of the votes cast, as indicated below, were elected as directors of the Company.

Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Donald O. Quest, M.D.	357,836,505	15,851,701	930,554	152,253,142
Joseph G. Sponholz	360,661,051	13,075,880	881,829	152,253,142
Proposal 2 — Adoption of the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.
The shareholders were asked to approve the adoption of the Executive Officer Annual Incentive Plan to help the Company and Hudson City Savings Bank maximize the tax deductibility of incentives that it pays to its executive officers. This plan was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
338,841,765	33,319,262	2,452,583	152,258,292
Proposal 3 — The ratification of the appointment of KPMG LLP as Hudson City Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2010
The shareholders were asked to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
422,818,240	13,569,809	1,969,682	88,514,171

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: April 26, 2010

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